UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 31, 2008 (March 26,
2008)

LIZ CLAIBORNE, INC

(Exact name of registrant as specified in its charter)

Delaware	001-10689	13-2842791

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1441 Broadway, New York, New York, 10018

(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (212) 354-4900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS;
ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY
ARRANGEMENTS OF CERTAIN OFFICERS.

     Liz Claiborne, Inc. (the “Company”) is filing this Current Report on Form 8-K to report that the Company and Mr. Lawrence D. McClure have agreed that he will step down from his position as Senior Vice President, Human Resources upon identification of his successor, expected to be on or about July 1, 2008. Thereafter, Mr. McClure will remain employed by the Company at an annual base salary of $375,000 until his retirement, which is expected to occur in December 2008.

     In addition to the compensation and benefits to which he is or will be otherwise entitled, pursuant to the Executive Severance Agreement dated March 1, 2006 between the Company and Mr. McClure, Mr. McClure will receive the following:

     •     an additional cash payment of $90,000, payable within thirty days of the termination of his employment;

     •     a grant of 14,085 fully-vested shares of Liz Claiborne stock upon termination of his employment;

     •     Pro rata vesting of his 2007 Performance Share Award through the date of his termination of employment, based on Company performance through 2009, with the actual number of shares delivered to be determined at such time.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIZ CLAIBORNE, INC.

Dated:	March 31, 2008	By: /s/ Nicholas Rubino Name: Nicholas Rubino Title: Vice President — General Counsel and Secretary